UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2022

Date of Report (Date of earliest event reported)

GENESIS UNICORN CAPITAL CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41287	85-4283150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

281 Witherspoon Street, Suite 120

Princeton, New Jersey 08540

(Address of Principal Executive Offices, and Zip Code)

(609) 466-0792

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one redeemable warrant	GENQU	The NASDAQ Stock Market LLC
Class A Common Stock, $0.0001 par value	GENQ	The NASDAQ Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	GENQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed by Genesis Unicorn Capital Corp. (the “Company”) in its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2022, the Company consummated its initial public offering (the “IPO”) on February 17, 2022, consisting of 8,625,000 units (the “Public Units”), including 1,125,000 Public Units as a result of the underwriters’ exercise in full of their over-allotment option. Each Public Unit consists of one share of the Company’s Class A common stock (a “Public Share”), $0.0001 par value (“Class A Common Stock”), and one redeemable warrant (a “Public Warrant”). Each Public Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $86,250,000.

Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 377,331 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, with Genesis Unicorn Capital, LLC, a Delaware limited liability company (the “Sponsor, pursuant to a Private Placement Unit Purchase Agreement by and between the Company and the Sponsor (the “Unit Purchase Agreement”). The Private Placement generated aggregate gross proceeds of $3,773,310.

As of February 17, 2022, a total of $87,543,750 (which amount includes $2,803,125 of the underwriters’ deferred discount) , comprised of proceeds from the IPO (including the proceeds received from the exercise by the Underwriters of the over-allotment option) and the sale of the Private Placement Units (including the proceeds received as a result of the Underwriters’ exercise of the over-allotment option) was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial business combination or to redeem 100% of its Public Shares if the Company does not complete its initial business combination within 12 months from the closing of the IPO (or up to 18 months, if extended) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s Public Shares if it has not completed its initial business combination within 12 months from the closing of the IPO (or up to 18 months, if extended), subject to applicable law.

An audited balance sheet as of February 17, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet dated February 17, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Genesis Unicorn Capital Corp.

Dated: February 24, 2022	By:	/s/ Samuel Lui
	Name:	Samuel Lui
	Title:	President and Chief Financial Officer